UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Cedar Fair, L.P.

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On November 15, 2010, Cedar Fair, L.P. issued the following news release:

News Release

For Immediate Release	Contact:	Stacy Frole	(419) 627-2227
November 15, 2010

CEDAR FAIR RECEIVES REQUEST FOR SPECIAL MEETING OF UNITHOLDERS

SANDUSKY, OHIO, November 15, 2010 – Cedar Fair Entertainment Company (NYSE: FUN), a leader in regional amusement parks, water parks and active entertainment, today announced that it has received a request for a Special Meeting of Unitholders from Q Funding III, L.P. and Q4 Funding, L.P., which together beneficially own 5,687,276 units, or approximately 10.28% of the outstanding units of Cedar Fair. The Company plans to respond to this request, in accordance with its limited partnership agreement and the requirements of the Securities and Exchange Commission (SEC).

About Cedar Fair

Cedar Fair is a publicly traded partnership headquartered in Sandusky, Ohio, and one of the largest regional amusement-resort operators in the world. The Company owns and operates 11 amusement parks, six outdoor water parks, one indoor water park and five hotels. Its parks are located in Ohio, California, North Carolina, South Carolina, Virginia, Pennsylvania, Minnesota, Missouri, Michigan, and Toronto, Ontario. Cedar Fair also operates the Gilroy Gardens Family Theme Park in California under a management contract. Cedar Fair’s flagship park, Cedar Point, has been consistently voted the “Best Amusement Park in the World” in a prestigious annual poll conducted by Amusement Today newspaper.

Additional Information

This may be deemed to be solicitation material in respect of the proposals described in Q Investments’ preliminary proxy statement, filed on November 3, 2010. In connection with such proposals, the Company intends to file with, or furnish to, the Securities and Exchange Commission (the “SEC”) all relevant materials, including a proxy statement on Schedule 14A. BEFORE MAKING ANY

VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING, WHEN AVAILABLE, THE COMPANY’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSALS. The definitive proxy statement (when available) will be mailed to unitholders of the Company. Investors and security holders will be able to obtain a copy of the proxy statement (when available) and other documents filed by the Company free of charge from the SEC’s website, www.sec.gov. The Company’s unitholders will also be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents by directing a request by mail or telephone to Investor Relations, Cedar Fair, L.P., One Cedar Point Dr., Sandusky, OH 44870, telephone: (419) 627-2233, or from the Company’s website, www.cedarfair.com, or by contacting Morrow & Co., LLC, at (203) 658-9400 or toll free at (800) 206-5879.

The Company and its directors and executive officers and certain other members of its management and employees may be deemed to participate in the solicitation of proxies in respect of the proposals. Additional information regarding the interests of such potential participants will be included in the proxy statement when it becomes available.

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Cedar Fair Entertainment Company – One Cedar Point Drive, Sandusky, Ohio 44870-5259     419-627-2233